Exhibit 10.6

Share Sale Agreement

Drawn and executed on the 27th of August 2023

Between	Hold Me Ltd., PCN 513933218
Through its signatory: Shalom Menachem, I.D. no. 31912595
Of 30 Golomb St., Nes Ziona
(Hereinafter: “Purchaser”)

The 1st party;

And	Yehonatan Shmuel Shahar, I.D. no. 305749806
C\o adv. Itay Ram and\or Shay Butbul Gilboa
Of 40 Tuval St., Ramat Gan
(Hereinafter: “Seller”)

The 2nd party;

And	S.Y Calimero Entrepreneurship Ltd., PCN 515892628
Through its signatory: Yehonatan Shmuel Shahar, I.D. no. 305749806
C\o adv. Itay Ram and\or Shay Butbul Gilboa
Of 40 Tuval St., Ramat Gan
(Hereinafter: “Company”)

The 3rd party;

Whereas	the Seller holds 300 ordinary shares of NIS 1.00 each, forming 100% of Company allocated share capital; and

Whereas	the Company holds license number 67041 for the provision of basic credit; and

Whereas	the Purchaser holds license number 56095 for the provision of basic credit; and

Whereas	the Seller wishes to sell the Purchaser and the Purchaser wishes to purchase from the Seller all the Purchased Shares (as defined hereinafter), Free and Clear (as defined hereinafter) and all Seller rights in the Company and\or shares, according to the provisions hereof; and

Whereas	the validity hereof is contingent upon meeting the Pending Warranty, as defined hereinafter; and

Whereas	the parties wish to regulate in writing their entire legal relationship in anything concerning the transaction for the sale of the Purchased Shares under the provisions hereof.

It was therefore agreed, stipulated, and warranted as follows:

1.	Recitals and Appendixes

1.1	The recitals and appendixes hereto form an integral part and provision hereof.

1.2	Section titles herein are meant for convenience only and shall not be used in the construction hereof.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

1.3	As used herein, the following terms shall bear the meanings appearing next to them, unless otherwise required by contents and context:

1.3.1	“Purchased Shares” – 300 ordinary Company shares of NIS 1 each, held by the Seller, which after their transfer shall award the Purchaser ownership of 100% of Company allocated share capital.

1.3.2	“Free and Clear” – free and clear of any debt, pledge, foreclosure, lien, claim and\or encumbrance and\or any other right and\or obligation towards third parties, except the need to obtain the consent of the Capital Market Authority to their transfer.

1.3.3	“Supervision Law” – the Supervision of Financial Services (Regulated Financial Services) Law of 5776-2016.

1.3.4	“Trustee” - adv. Itay Ram and\or adv. Shay Butbul Gilboa.

2.	Pending Warranty

This agreement is contingent upon meeting the Pending Warranty by Closure Date, as defined hereinafter. The Pending Warranty is as follows:

2.1	Obtainment of a permit to hold control means by Shalom Menachem, I.D. no. 31912595 as Company controlling shareholder, from the Capital Market Authority, Insurance and Savings (hereinafter: “Authority”), according to the provisions of the Supervision Law and the Regulated Financial Services Licensing Procedure published by the Authority (hereinafter: “Pending Warranty”).

2.2	The parties warrant that they are not aware of any hindrance that may prevent the obtainment of said regulatory permit, and undertake to collaborate in any reasonable manner and take any reasonably necessary action to ensure the meeting of the Pending Warranty, as part of which the Purchaser shall formulate any documents necessary from the controlling shareholder to meet the Pending Warranty according to the Supervision Law and abovementioned Authority procedure, within 10 days of the execution hereof at the latest and provide them to the Company. The Company shall file said necessary documents with the Authority online, shortly following their receipt from the Purchaser.

2.3	Should the Pending Warranty not be met within 120 days of Seller execution hereof (“Pending Warranty Meeting Date”), any party shall be authorized to provide the other with a written notice of the termination hereof and the transaction contemplated herein, and should any party provide said written notice no party shall have any argument and\or demand from the other due to the termination hereof.

2.4	The parties shall be authorized to extend the Pending Warranty Meeting Date consensually, in writing or email, by an additional 90-days term.

2.5	The parties hereby instruct the Trustee that should the Pending Warranty not be met by Pending Warranty Meeting Date, and should the parties not agree to extend the Pending Warranty Meeting Date as abovementioned, the Trustee shall return Consideration balance to the Purchaser within 7 business days of Pending Warranty Meeting Date.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

3.	Transaction and Purchased Shares Consideration

3.1	Subject to the meeting of the Pending Warranties (as defined hereinafter), the Purchaser hereby buys from the Seller and the Seller hereby sells the Purchaser all the Purchased Shares Free and Clear (at their status and that of the Company As Is, with no displays and\or obligations beyond those explicitly mentioned in section 3 hereinafter).

3.2	The total consideration for the Purchased Shares shall be NIS 125,000 (two hundred and twenty five thousand NIS) (hereinafter: “Purchased Shares Consideration”), to be paid as follows:

3.2.1	The sum of NIS 40,000 shall be paid by the Buyer upon the execution hereof through a cashier cheque or wire transfer directly to Seller account, on account of Purchased Shares Consideration (hereinafter: “First Instalment”).

3.2.2	It is clarified that should the Buyer terminate this agreement following its execution and\or should Authority permit for the transfer of rights in the Purchased Shares to the Purchaser’s name not be obtain, including failure to meet the Pending Warranty, the Purchaser shall not be entitled to a refund of the First Instalment paid to the Seller.

3.2.3	Consideration balance, in the sum of NIS 85,000 shall be paid to the Seller on Closure Date (hereinafter: “Consideration Balance”), according to the provisions of section 6 hereinafter.

4.	Seller and Company Warranties and Undertakings

Without derogating from the generality of the above, the Seller and Company hereby acknowledge and undertake, knowing that the Purchaser engages them herein based on the following acknowledgments, warranties, and undertakings, and subject to the provisions hereof, as at the execution hereof and Closure Date subject to display update, if necessary, on Closure Date:

4.1	A Registrar of Companies printout concerning the Company attached herewith as Appendix A accurately describes the capital, shareholders, and board composition.

4.2	The Seller is the sole holder of the Purchased Shares and any rights related to and stemming from such exclusive ownership, and there is no other entity entitled to claim any rights in the Purchased Shares.

4.3	The Purchased Shares are Free and Clear of any third party rights and\or arguments and shall remain so up to Closure Date. The Seller and\or Company have not and shall not engage in any agreements with any third party for the grant of any right concerning the Company and\or its shares – including encumbrance, sale, option, and suchlike.

4.4	Subject to meeting the Pending Warranty, Seller engagement herein and the performance hereof do not contradict or contravene Seller and\or Company charter instruments or the resolutions of their qualified organs, and to the best of Seller knowledge they do not contradict any law or agreement applicable to any of them;

4.5	Subject to meeting the Pending Warranty (as defined hereinabove), to the best of Seller and Company knowledge, the is no limitation, prohibition, hindrance, permit and\or consent requirement, whether by law, by agreement or otherwise, concerning or for, as applicable, the engagement hereunder and performance hereof, including the transfer of the Purchased Shares, except the need to obtain Authority consent to the transfer of Purchased Shares to Purchaser’s name, to change Company control permit to Purchaser’s name;

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

4.6	That the Seller has a permit to hold controlling means in the Company as Authority licensee, and no one else but him has a permit to hold controlling means in the Company, as Controlling Shareholders or Stakeholders, as defined in the Supervision Law;

4.7	Company allocated share capital is comprised of 300 ordinary shares of NIS 1 each, held, upon the execution hereof, by the Seller alone.

4.8	Without derogating from the above, subject to meeting the Pending Warranty, it is clarified that immediately prior to the transaction’s closure, the Seller is and shall be the owner of all rights in the Purchased Shares and to the best of his knowledge there is no other entity but him holding, directly or indirectly, any other shares, options, securities, debentures, or loans convertible into shares, options, or securities, or any other rights of any kind for the purchase or receipt of Company share capital (from the Company or any other entity).

4.9	Up to the execution hereof, no business activities were carried out in the Company and the Company does not maintain an Income Tax or VAT file and\or bank account.

4.10	The Company has not borrowed funds or accumulated any debts or financial obligations and the Seller and any other third party has not provided the Company with any loan [Registrar of Company fee debt – shall be handled by execution date]. It is clarified that should such debts and\or obligations be discovered – the Seller alone shall bear them.

4.11	The Company has not waived or released any fundamental debt or obligation owed to it by a third party and has no bad debts.

4.12	The Company has not granted any guarantee or indemnification undertaking of any kind.

4.13	No pledge, encumbrance, foreclosure, or guarantee were initiated or realized against the Company.

4.14	No shares were redeemed, no owners loan was repaid, no dividend was declared or distributed, no profits were capitalized, and no surplus profits or other assets were distributed, as defined in the Companies Law.

4.15	The Company has not engaged in any transaction with a stakeholder therein or in any transaction in which a stakeholder has a personal interest;

4.16	The Company obtained from the Authority a license to provide basic credit numbered 67041 attached herewith as Appendix B (“License”), as part of the terms of which the Company undertook to present the Authority with an equity provision certificate in the sum of NIS 500,000.

The Company and Seller undertake and warrant that they have received no enquiry, written and\or oral, by any authority, entity, organ, factor and\or person that could attest to any investigative and\or administrative and\or criminal and\or other proceedings against the Company and\or concerning the License or any possibility of the License lacking force. The Company and Seller further warrant that to the best of their knowledge there is no reason and\or circumstance due to which the License may be revoked and\or suspended and\or any administrative and\or enforcement proceedings shall be taken regarding it – whether by the Capital Market Authority or any other authority.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

4.17	That by Closure Date, as defined hereinafter, the Company and Seller shall meet any legal requirement, including the Supervision Law provisions, and Authority procedures and publications.

4.18	The displays detailed in this section 4, with its subsections, are fundamentally correct and complete as at the execution hereof and shall remain so up to Closure Date in any fundamental aspect and they lack no fundamental factual display necessary for the displays included therein not to be misleading, given their inclusion circumstances.

5.	Purchaser Warranties, Undertakings, and Displays

The Purchaser hereby warrants and undertakes towards the Seller that its following displays are correct as at the execution hereof and shall remain correct as at the closure hereof:

5.1	It is not hindered and\or limited in executing this agreement and performing it in its entirety.

5.2	Purchaser execution and\or performance hereof shall not form or cause a breach of any Purchaser obligation towards third parties.

5.3	Subject to meeting the Pending Warranty, it obtained every permit required by law to carry out the transaction contemplated herein.

5.4	It has the financial means necessary to meet its obligations hereunder, including NIS 500,000 equity it has to present to the Authority to obtain Authority consent to the transfer of rights in the Purchased Shares to the Purchaser’s name.

5.5	That, without derogating from its reliance on Company and Seller warranties, the Purchaser was awarded every option to perform a due diligence concerning the Company and related to it, including the complete, thorough examination of all facts, details, and documents concerning the engagement hereunder, including those provided to it by the Seller and\or anyone on his behalf, including Company legal and financial status and\or concerning it; and in addition, it received any information it required for its engagement hereunder and for meeting all its obligations hereunder.

Without derogating from the above, the Purchaser acknowledges that every necessary examination was carried out, using professionals on its behalf concerning its meeting of Authority requirements to obtain a “control permit”. The Purchaser acknowledges that there is no hindrance to the receipt of a control permit in its name, and that it shall have no argument against the Seller should the control permit application be denied.

5.6	Except the need to obtain Authority acknowledgment of the meeting of the Pending Warranty, Purchaser engagement under this agreement with all its appendixes, meeting all its obligations thereunder, and taking any actions mentioned therein are not conditioned on obtaining any certification, consent of additional permit from any entity and there is no need to report to or notify any third party, including any qualified authority acting under the law in Israel or outside it, except the Registrar of Companies.

5.7	In its engagement hereunder, the Purchaser does not rely on, and there shall be no force to, any displays, promises, statements, information and\or warranties by the Company and\or Seller and\or management and\or other shareholders and\or anyone on their behalf, whether written or oral, that were not explicitly included herein; and except Seller warranties, it purchases the Purchased Shares at their state and that of the Company and its assets (“As Is”).

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

5.8	That it is aware that the License given to the Company based on Company warranties, displays, and undertakings towards the Authority in proceedings leading up to the License and\or upon License update following its receipt, and that as of Closure date, as defined hereinafter, all those shall apply to it, including the consent to only engage in the credit activity the Authority allowed the Company to engage in. Should the Purchaser wish to expand the above, it is aware that as of Closure Date it shall have to enquire with the Authority and obtain its consent, including for an activity expansion, officer appointments, and suchlike.

6.	Transaction Closure

6.1	Transaction Closure shall occur within 3 business days (hereinabove and hereinafter: “Closure Date”) of Pending Warranty meeting date.

6.2	Trust

6.2.1	Upon the execution hereof, the Purchaser shall entrust Seller counsel, adv. Itay Ram and\or adv. Shay Butbul Gilboa (hereinafter: “Trustee”) with a cashier cheque for NIS 85,000 plus VAT which forms Consideration Balance as mentioned in section 3.2.3 hereinabove (“Trust Funds”).

6.2.2	The cheque shall be deposited by the Trustee in a trust account in Trustee name or held by the Trustee until Closure Date.

6.2.3	Against the entrustment with the Trustee, the Seller shall entrust the Trustee with a share transfer deed for the Purchased Shares, executed by the Seller and duly verified, a letter of resignation from his position as Company board member, an instrument assigning Seller rights and obligations to the Purchaser according to the capital deed, and signed undated notices to the Registrar of Companies for the report of Purchased Shares transfer and board composition modification (all the abovementioned documents, hereinafter jointly: “Closure Documents”), all in the form attached herewith as Appendix C.

6.2.4	The parties hereby instruct the Trustee to transfer the funds to the Seller and the Closure Documents to the Purchaser on Closure Date.

6.3	On Closure Date, the following actions shall be taken simultaneously and interchangeably and no action shall be deemed taken and no document shall be deemed delivered until all the following actions shall be taken and all the following documents shall be delivered, and all the following payments shall be repaid as ordered, and should any action not be taken or any condition not be met, which the party benefited thereby has not waived, as applicable, in writing, any other actions shall also be deemed untaken:

6.3.1	An amended control permit duly signed by the Authority wad obtained, stating that holder of the control permit in the basic credit provision license is the Purchaser.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

6.3.2	The Seller and Purchaser shall execute an assignment instrument, stating that all Seller rights according to the owners loan and Seller undertaking to provide it as mentioned in the capital deed shall be assigned to the Purchaser. As part of said assignment, the Seller shall execute a waiver of any rights to receive funds from the Company under the owners loan.

6.3.3	The Seller shall provide the Purchaser all the Purchased Shares, Free and Clear (and collaborate with the Purchaser, shortly following transaction Closure, in reporting the transfer of Purchased Shares to the Purchaser’s name to the Registrar of Companies);

6.3.4	Against the delivery of the Purchased Shares and Closure Documents to the Purchaser, the Purchaser shall pay the Seller the Consideration for the Purchased Shares and the Trustee shall provide the Purchaser with the Closure Documents and deliver the funds to the Seller.

6.3.5	The Seller, as sole Company shareholder, and the Company shall provide the Purchaser with the following documents:

6.3.5.1	Copies of Company updated shareholder registry, confirmed by the Seller who serves as Company sole director.

6.3.5.2	A certificate, in the form attached herewith as Appendix D, attesting that as at Closure Date the Purchased Shares are Free and Clear, and that all Seller displays and warranties herein are complete, correct, and accurate.

6.3.5.3	Copies of minutes of board meetings and the general meeting of Company shareholders, in the forms attached herewith as Appendix E, approving Purchased Shares transfer (including attorney confirmations of their validity).

6.3.5.4	A confirmation by Company attorneys, that Company qualified organs adopted every resolution required by the charter instruments for Company engagement hereunder and performance hereof.

6.3.5.5	A copy of signed notices, ready for filing with the Registrar of Companies regarding Purchased Shares transfer, Seller removal from Company board, and the appointment of` Menachem Shalom as Company director on behalf of the Purchaser.

6.3.5.6	A copy of all the documents, forms, and statements filed by the Company and Seller to the Capital Market Authority as part of their License application, as well as a copy of all Company, Seller and\or their counsel’s correspondences with the Capital Market Authority as part of obtaining said License.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

7.	Transition Term

7.1	Subject to any law and\or hereto, the Seller shall act and wield his influence as Company shareholder as of the execution hereof up to Closure Date (hereinafter: “Transition Term”) as follows:

7.1.1	The Seller shall neither take nor omit an action which shall prevent the continued management of the Company as managed thus far, and (b) without derogating from the generality of the above, the Seller shall wield his power as a shareholder so that the Company shall avoid taking the following actions, unless such action is required by law: (a) creating pledges, encumbrances and\or granting rights to third parties concerning Company activities; (b) providing and\or undertaking to provide guarantees and\or any proprietary assurance of any kind; (c) employing Company employees.

7.1.2	The Seller undertakes that during the Transition Term he shall not negotiate with any third party regarding any transaction which contradicts and\or contravenes the transaction contemplated herein or undertake any engagement which could prevent the closure of the transaction contemplated herein.

7.2	Should during Transition Term any fundamental change occur in any of the displays by the Seller and\or Company in section 3 hereinabove which could have a negative impact on the Company, the Seller shall notify the Purchaser thereof in writing shortly following such change and within a reasonable time prior to the closure of the transaction contemplated herein.

8.	Trust

8.1	The abovementioned trust by the Trustee is meant only for the holding of the cashier cheque and Closure Documents in trust, according to the provisions hereof. Holding the cashier cheque and Closure Documents in trust according to the provisions hereof is subject to the Trust Law of 5739-1979 and an applicable law.

8.2	The parties hereby give their express consent that despite the Trust hereunder, the Trustee and\or any of the attorneys at his firm shall be authorized to continue providing legal services to the Seller, both concerning this agreement (including representation in legal proceedings related hereto or arising hereof) and any other issue with no exceptions, and hereby waive any argument in that regard, subject to Trustee action as provided herein.

8.3	The Trustee is hereby irrevocably instructed to act according to the explicit instructions given to him by the parties herein, and in the absence of an explicit instruction according to any other instruction given to him with the written consent of all the parties or according to a court order\resolution\ruling.

8.4	Subject to the Trustee acting according and subject to the provisions hereof, the parties release the Trustee of any liability and\or responsibility towards them according hereto unless he knowingly and intentionally acted in contravention hereof, and warrant and acknowledge that subject to the Trustee acting according and subject to the provisions hereof, they do not and shall not have any arguments, claims, and demands towards the Trustee in anything related to his actions as a their trustee hereunder and they are aware that Trustee consent to act for them as such was based on their statement hereinabove.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

9.	Miscellaneous

9.1	This agreement contains, embodies, and expresses all the conditions agreed by the parties concerning the issues detailed herein, and any promises, previous drafts hereof, or of its appendixes, written or oral agreements, if any, obligations or displays given or made y the parties prior to the execution hereof, if any, and not explicitly manifested herein shall not bind the parties or add to the obligations, undertakings, and rights provided herein or arising hereof, derogate from or modify them, and shall not be used in the construction hereof, so that the provisions hereof alone shall bind the parties hereto.

9.2	Any amendment hereof or addition hereto shall be made in writing and signed by the parties, otherwise they shall have no force.

9.3	The parties undertake to collaborate fully for the performance hereof. The parties further undertake to take any action and execute any document, if reasonably necessary, to realize the provisions hereof.

9.4	Waiver; Grace; Relief; Delay; Remedies; Illegality

Any waiver, grace, or relief granted by one of the parties hereto to the other in a certain case shall not form precedence to another case, nor shall any waiver, grace, or relief made related hereto have any force unless made in writing and signed by the parties’ qualified representatives.

Subject to legal provisions concerning the statute of limitations and\or expiry of any rights, any delay and\or arrears in realizing and\or acting on any right available to any party shall not be deemed waiver of its rights, or any part thereof, hereunder and\or under any law, and that party shall be entitled to realize and\or act on them at any time it shall deem fit.

Should any date determined herein for any action or payment not be a business day, that date shall be postponed to the next business day.

“Business day” as used herein means – Sunday to Friday, except Saturdays, holiday eves, and holidays.

The remedies and reliefs hereunder are, unless explicitly stated otherwise, in addition to and without derogating from any other remedy or relief under any law.

9.5	Should it be determined that any provision hereof is illegal or unenforceable, then unless such illegality or unenforceability goes to the root hereof, that shall not derogate from any other provision hereof, which shall remain in force.

9.6	No party hereto shall be authorized to transfer and\or assign to another and\or others, in any manner, this agreement and\or its rights and\or obligations hereunder, or any part thereof, nor shall they be authorized to pledge and\or encumber said rights, or any part thereof, except with the prior written consent of the other party and subject to the conditions determined (if any) by the other party. For the avoidance of doubt, the abovementioned shall not impose any limitations on the Purchaser concerning the Purchased Shares and the transactions contemplated herein following Closure Date.

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628

9.7	The parties hereto and anyone on their behalf shall maintain confidentiality regarding the very existence hereof, the conditions hereof and\or the negotiations for the execution hereof and\or the information disclosed concerning herewith, and without derogating from the generality of the above, including information concerning the Company. Concerning the above, the parties shall not reveal such contents to any third party or avail it to the public, nor shall they be authorized to make any use thereof, including in any legal proceedings, except as required for the enforcement and\or maintenance of their rights hereunder and\or as obligated by any law.

9.8	This agreement and\or any of its conditions (including any statement, confirmation, declaration, display and\or undertaking) shall not form any undertaking towards and\or in favor of any third party and\or grant any such third party any rights, and as part of that this agreement and\or any of its conditions (including any statement, confirmation, declaration, display and\or undertaking) shall not be deemed an undertaking and\or contract in favor of any third party, including Purchaser employees, suppliers and\or clients.

9.9	Each party shall bear the taxes applicable thereto under any law due to the agreement, and its other expenses due hereto, including expenses related to a legal proceeding between the parties.

9.10	Any dispute between the parties hereto that shall not be resolved in negotiations between the Seller and the Purchaser within 10 business days of the approach by any party, shall be referred to mediation before a mediator agreed by the parties, provided that such mediation shall be held and concluded within 30 days of the approach by any party to the other requesting such mediation. Should such mediation not be possible within said term and\or should the parties fail to agree on the mediator, any party could refer the dispute to a judicial resolution before the qualified court as provided in section 10.12 hereinafter.

9.11	Exclusive jurisdiction in any conflict and\or dispute between the parties in anything related hereto and\or arising hereof, including the validity, construction, performance and\or breach hereof, shall be awarded to the Tel Aviv-Yaffo courts, and them alone, according to their material jurisdiction.

9.12	Any notice sent by one of the parties to the other shall be sent to the address listed in the recitals hereof, unless a party informed the other of a change therein and deemed received at the lapse of 72 hours of its mailing via registered mail or in case of a personal delivery – upon its delivery.

In witness thereof the parties have set their hands:

[Signed]	[Signed]	[Signed and stamped]
Hold Me Ltd. PCN 513933218	Yehonatan Shmuel Shahar I.D. no. 305749806	S.Y Calimero Entrepreneurship Ltd. PCN 515892628